Franklin Auto Trust 1999-1
Monthly Servicing Report


Collection Period:                                September 1999
Distribution Date:                                October 15, 1999
Number of Days in Distribution Period:            30


Section I.  Original Deal Parameters

A.  Original Portfolio                                                                    Principle Weighted Average
                                    Number of        Principal          Coupon        Original Term      Remaining Term   Seasoning
                                    Contracts         Balance            (WAC)          (Months)           (Months)        (Months)
                                   ------------------------------------------------------------------------------------------------

i.   Prime Loans                      3,021         44,026,783.74       9.53%             62.89             58.85            4.04
ii.  Non-Prime Loans                  3,906         58,089,314.57       14.87%            63.97             59.14            4.82
iii. Sub-Prime Loans                    408          4,407,854.65       20.88%            56.79             51.97            4.83
iv.  Total Loans                      7,335        106,523,952.96       12.91%            63.22             58.73            4.50

B.   Bonds Issue


                          Original
                          Principal                   Legal Final
                          Balance         Coupon       Maturity       CUSIP
                         -------------------------------------------------------
i.   Class A-1 Notes      66,500,000.00    5.52%       12/15/02     35242RAC8
ii.  Class A-2 Notes      40,023,000.00    6.05%       12/15/06     35242RAD6

C.   Spread Account

i.   Initial Cash Deposit                       798,929.65
ii.  Spread Account Floor Amount              1,597,859.29
iii. Specified Spread Account Amount          4.5% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount            10% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment      3,994,648.24

Section II.  Deal Status as of Previous
             Distribution Date



A.   Portfolio
                                                                               Principal Weighted Average
                          Number of         Principal                       Original Term     Remaining Term     Seasoning
                          Contracts          Balance       Coupon (WAC)        (Months)          (Months)        (Months)
                           --------------------------------------------------------------------------------------------------------

i.   Prime Loans            2,833        38,716,748.82         9.55%            63.10             55.12            7.98
ii.  Non-Prime Loans        3,666        52,017,540.86        14.87%            64.11             55.54            8.58
iii. Sub-Prime Loans          367         3,779,557.11        20.84%            56.94             48.45            8.49
iv.  Total Loans            6,866        94,513,846.79        12.93%            63.41             55.08            8.33

B.   Bonds Outstanding

                                                Principal      Unpaid Interest
                                                 Balance       Shortfall Amount
                                            -----------------------------------

i.   Class A-1 Notes                          54,490,846.79         0.00
ii.  Class A-2 Notes                          40,023,000.00         0.00

C.   Spread Account

i.   Spread Account Cash Balance               1,597,859.30
ii.  Payment Provider Commitment               2,655,263.81

D.   Shortfall Amounts

i.   Base Servicing Fee Shortfall                      0.00
ii.  Surety Fee Shortfall                              0.00
iii. Unreimbursed Surety Draws                         0.00
iv.  Unreimbursed Insurer Optional Deposit             0.00
v.   Excess Servicing Fee Shortfall                    0.00

Section II.  Deal Status as of Previous
             Distribution Date

E.  Delinquencies in Period
                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Principal Balance

i.   Prime Loans            78,573.98         29,953.19         16,565.34         0.00          31,184.84           3,734.09
ii.  Non-Prime Loans       637,093.35        175,738.17         30,747.27         0.00         305,381.32         207,696.67
iii. Sub-Prime Loans        21,882.21          5,367.70          7,362.74         0.00           7,362.74          60,564.50
iv.  Total Loans           737,549.54        211,059.06         54,675.35         0.00         343,928.90         271,995.26

                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime Loans                 4               2               2                 0                  3                1
ii.  Non-Prime Loans            48              13               2                 0                 21               15
iii. Sub-Prime Loans             3               1               1                 0                  1                4
iv.  Total Loans                55              16               5                 0                 25               20

                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Principal Balance as a
  % of Previous Balance
i.   Prime Loans              0.20%             0.08%           0.04%             0.00%             0.08%           0.01%
ii.  Non-Prime Loans          1.22%             0.34%           0.06%             0.00%             0.59%           0.40%
iii. Sub-Prime Loans          0.58%             0.14%           0.19%             0.00%             0.19%           1.60%
iv.  Total Loans              0.78%             0.22%           0.06%             0.00%             0.36%           0.29%

                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Number of Contracts as
  % of Previous Number
i.   Prime Loans              0.14%             0.07%           0.07%             0.00%             0.11%           0.04%
ii.  Non-Prime Loans          1.31%             0.35%           0.05%             0.00%             0.57%           0.41%
iii. Sub-Prime Loans          0.82%             0.27%           0.27%             0.00%             0.27%           1.09%
iv.  Total Loans              0.80%             0.23%           0.07%             0.00%             0.36%           0.29%

Section III.  Collection Period Activity
              and Current Status

A.   Portfolio
                                                                               Principal Weighted Average
                          Number of         Principal         Coupon        Original Term     Remaining Term     Seasoning
                          Contracts          Balance          (WAC)            (Months)          (Months)        (Months)
                         --------------------------------------------------------------------------------------------------------

i.   Prime Loans            2,785         37,518,113.35       9.55%             63.18             54.23            8.95
ii.  Non-Prime Loans        3,590         50,189,474.96       14.86%            64.13             54.60            9.53
iii. Sub-Prime Loans          359          3,643,790.44       20.85%            56.94             47.53            9.41
iv.  Total Loans            6,734         91,351,378.75       12.92%            63.45             54.17            9.29

B.   Delinquencies in Period
                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------

Principal Balance
i.   Prime Loans              87,452.26         62,173.28        29,953.19            3,030.80       62,590.10       27,607.39
ii.  Non-Prime Loans         599,169.33        154,939.65       105,503.45           17,134.37      209,056.32      234,973.70
iii. Sub-Prime Loans          32,098.29         28,347.95         5,367.70                0.00            0.00       17,691.60
iv.  Total Loans             718,719.88        245,460.88       140,824.34           20,165.17      271,646.42      280,272.69

                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime Loans                8                 3               2                 1                 5                2
ii.  Non-Prime Loans           48                12               8                 1                16               17
iii. Sub-Prime Loans            3                 3               1                 0                 0                2
iv.  Total Loans               59                18              11                 2                21               21

                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Principal Balance as a
  % of Current Balance
i.   Prime Loans              0.23%            0.17%            0.08%             0.01%             0.17%            0.07%
ii.  Non-Prime Loans          1.19%            0.31%            0.21%             0.03%             0.42%            0.47%
iii. Sub-Prime Loans          0.88%            0.78%            0.15%             0.00%             0.00%            0.49%
iv.  Total Loans              0.79%            0.27%            0.15%             0.02%             0.30%            0.31%

                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Number of Contracts as a
  % of Current Number
i.   Prime Loans              0.29%            0.11%            0.07%             0.04%             0.18%            0.07%
ii.  Non-Prime Loans          1.34%            0.33%            0.22%             0.03%             0.45%            0.47%
iii. Sub-Prime Loans          0.84%            0.84%            0.28%             0.00%             0.00%            0.56%
iv.  Total Loans              0.88%            0.27%            0.16%             0.03%             0.31%            0.31%

Section III.  Collection Period Activity and
              Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                   935,058.10
     b.  Principal Collections                2,677,010.29
ii.  Rule of 78's Contracts
     a.  Interest Collections                    77,570.64
     b.  Principal Collections                  205,185.06
iii. Net Liquidation Proceeds                   124,266.28
iv.  Post Disposition Recoveries                  5,142.63
v.   Rebates of Capitalized Insurance Premiums        0.00
vi.  Repurchase Amounts
     a.  Interest                                     0.00
     b.  Principal                                    0.00

D.   Payaheads

i.   Beginning Payahead Account Balance          34,101.72
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections         8,400.60
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections         6,034.90
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections         2,365.70
v.   Ending Payahead Account Balance             36,467.42

E.   Total Available

i.   Total Interest Collections               1,012,628.74
ii.  Total Principal Collections              3,006,461.63
iii. Collected Funds                          4,019,090.37

F.   Month End Pool Balance

i.   Beginning Pool Balance                  94,513,846.79
ii.  Principal Collections                    3,006,461.63
iii. Realized and Cram-Down Losses              156,006.41
iv.  Month End Pool Balance                  91,351,378.75


Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                32,263.96
     b.  Non-prime Receivables @ 1.50%           65,021.93
     c.  Sub-prime Receivables @ 2.00%            6,299.26
     d.  Total Servicing Fee                    103,585.15
     e.  Total Receivables @ 1.25%               98,451.92
ii.  Base Servicing Fee (less of id. and ie.)    98,451.92
iii. Previous Servicing Fee Shortfall                 0.00
iv.  Additional Servicing Fee                     5,133.22
v.   Previous Additional Servicing Fee Shortfall      0.00
vi.  Total Additional Servicing Fee               5,133.22
vii. Supplemental Servicing Fee                  36,850.26
viii.Total Supplemental Servicing Fee            36,850.26


B.   Surety Fee

i.   Surety Fee Rate                                0.13%
ii.  Base Surety Fee Due                        10,239.00
iii. Previous Surety Fee Shortfall                   0.00
iv.  Total Surety Fee Due                       10,239.00


C.   Bond Interest
                                                                                                    Accrued
                                Bond        Number of Days                        Previous        Interest on      Total Bond
                              Interest        in Period         Current           Interest          Interest      Interest Due
                                Rate                            Interest         Shortfall         Shortfall
                            --------------------------------------------------------------------------------------------------------

i.   Class A-1 Notes           5.52%              30           250,657.90           0.00              0.00         250,657.90
ii.  Class A-2 Notes           6.05%              30           201,782.63           0.00              0.00         201,782.63
iii. Total                     5.74%              30           452,440.52           0.00              0.00         452,440.52

Section IV. Distribution Calculations

D.   Bond Principal

i.   Beginning Note Balance                     94,513,846.79
ii.  Current Pool Balance                       91,351,378.75
iii. Principal Distributable Amount              3,162,468.04


E.   Total Required Distributions                3,723,599.48
F.   Total Available Funds                       4,024,233.00
G.   Required Distribution Shortfall                     0.00
H.   Cash Available in Spread Account            1,597,859.30
I.   Reserve Account Draw                                0.00
J.   Payment Provider Commitment                 2,655,263.81
K.   Payment Provider Required Payment Amount            0.00
L.   Surety Draw                                         0.00
M.   Insurer Optional Deposit                            0.00
N.   Total Cash Available for Distributions      4,024,233.00


Section V.  Waterfall for Distributions

A.   Total Available Funds                       4,024,233.00

                                                                                                 Remaining Amount
                                                Amount Due       Amount Paid      Shortfall       Available for
                                                                                                  Distribution
                                             -----------------------------------------------------------------------
B.   Servicing Fee                               98,451.92         98,451.92          0.00          3,925,781.08
C.   Surety Fee                                  10,239.00         10,239.00          0.00          3,915,542.08
D.   Note Interest                              452,440.52        452,440.52          0.00          3,463,101.56
E.   Principal Distributable Amount           3,162,468.04      3,162,468.04          0.00            300,633.52
F.   Interest on Unreimbursed Surety Draws            0.00              0.00          0.00            300,633.52
G.   Reimbursement of Previous Surety Draws           0.00              0.00          0.00            300,633.52
H.   Reimbursement of Insurer Optional Deposits       0.00              0.00          0.00            300,633.52
I.   Reserve Deposit                                  0.00              0.00          0.00            300,633.52
J.   Payment of Additional Servicing Fee          5,133.22          5,133.22          0.00            295,500.29
K.   Deposit to Certificate Distribution Acct.  295,500.29        295,500.29          0.00                  0.00



Section VI.  Bond Reconciliation
                                  Beginning
                                   Balance      Principal Paid   Ending Balance     Interest Due     Interest Paid      Interest
                                                                                                                        Shortfall
                               ----------------------------------------------------------------------------------------------------

A.   Class A-1 Notes          54,490,846.79      3,162,468.04    51,328,378.75       250,657.90        250,657.90         0.00
B.   Class A-2 Notes          40,023,000.00              0.00    40,023,000.00       201,782.63        201,782.63         0.00
C.   Total                    94,513,846.79      3,162,468.04    91,351,378.75       452,440.52        452,440.52         0.00

Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations
     i.   Current Month                                  3.95%
     ii.  Previous Month                                 3.62%
     iii. Second Previous Month                          6.05%
     iv.  Three-Month Average                            4.56%
     v.   Previous Three Month Average                   5.31%
     vi.  Second Previous Three Month Average            5.90%

B.   Has Net Yield Trigger Event Occurred
       and Is It Continuing?                                NO
C.   Has Spread Account Deposit Event Occurred
      (clauses (i) through (iv) or (iv))?                   NO
D.   Has Spread Account Deposit Event Occurred
      (clause (v))?                                         NO
E.   Required Spread Account Parameters:
     i.    Spread Account Floor Amount            1,597,859.29
     ii.   Spread Account Specified Amount        4,110,812.04
     iii.  Spread Account Maximum Amount          9,135,137.88
     iv.   Spread Account Required Amount         1,597,859.29


F.   Allocations, Deposits and Reductions of the Spread          Deposit of       Change in           Cash on           Payment
       Account and the Payment Provider Commitment                 Cash in     Payment Provider     Deposit in          Provider
                                                               Spread Account    Commitment      Spread Account       Commitment

                                                             ---------------------------------------------------------------------

i.   Beginning Balance                                              0.00                  0.00     1,597,859.30      2,655,263.81
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)       0.00                  0.00     1,597,859.30      2,655,263.81
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                0.00                  0.00     1,597,859.30      2,655,263.81
iv.  Deposit to Spread Account from Waterfall                       0.00                  0.00     1,597,859.30      2,655,263.81
v.   Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured              0.00                  0.00     1,597,859.30      2,655,263.81
vi.  Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured             0.00                  0.00     1,597,859.30      2,655,263.81
vii. Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Not Occurred or Deemed Cured                   0.00            142,311.07     1,597,859.30      2,512,952.74
viii.Withdrawal from Spread Account for Insurer
       Optional Deposit                                             0.00                  0.00     1,597,859.30      2,512,952.74
ix.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Has Occurred and Not Deemed Cured              0.00                  0.00     1,597,859.30      2,512,952.74

Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws                         0.00
B.   Interest Rate on Outstanding Draws (PRIME + 1%)                  9.25%
C.   Current Interest Accrued on Previously Outstanding Draws          0.00
D.   Interest Paid on Unreimbursed Surety Draws                        0.00
E.   New Surety Bond Draws                                             0.00
F.   Reimbursement of Previous Surety Draws                            0.00
G.   Unreimbursed Surety Draws                                         0.00
H.   Previous Unreimbursed Insurer Optional Deposits                   0.00
I.   New Insurer Optional Deposit                                      0.00
J.   Reimbursement of Previous Insurer Optional Deposits               0.00
K.   Unreimbursed Insurer Optional Deposits                            0.00


                                       18

Section IX.  Historical Portfolio Performance

                       Previous Period      Current Period      Previous Period       Current          Current
                      Cumulative Charge       Charge-Offs      Cumulative Losses   Period Losses       Period
                             Offs                                                                  Prepayment Speed
                     -----------------------------------------------------------------------------------------------

i.   Prime Loans             33,099.09       27,607.39                17,081.95      20,548.96          1.3651%
ii.  Non-Prime Loans        323,410.18      234,973.70               140,838.93     126,178.71          1.7357%
iii. Sub-Prime Loans         79,494.88       17,691.60                30,161.02       4,136.11          1.7411%
iv.  Total Loans            436,004.15      280,272.69               188,081.90     150,863.78          1.5938%











/s/ Harold E. Miller, Jr.         /s/ Tonya B. Roemer
---------------------------       --------------------------------------------
Harold E. Miller, Jr.             Tonya B. Roemer
Executive V.P., C.O.O.            Securitization Specialist , Assistant
                                  Treasurer



                                       19